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                          CREDIT AND SECURITY AGREEMENT

                           Dated as of May 18, 1999

     ATRIX ACQUISITION CORP, a Minnesota corporation (the "Borrower"), and BREMER BUSINESS FINANCE CORPORATION, a Minnesota corporation (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

     "Accounts" means all of the Borrower's accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

     "Accrual Rate" means six percent (6%) per annum.

     "Acknowledgment" means the Acknowledgement of Ownership and Waiver of Liens executed by Duo Plastics, Inc. in favor of the Lender and consented to by the Borrower.

     "Advance" means a Revolving Advance or the Term Advance.

     "Affiliate" or "Affiliates" means the Guarantor and any other Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit and Security Agreement, as amended, supplemented or restated from time to time.

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     "Assignment of Representations and Warranties" means the Assignment of
Representations, Warranties, Covenants and Indemnities by and among the Borrower, the Lender and Atrix as the same may be amended and/or restated from time to time.

     "Atrix" means Atrix International, Inc.

     "Atrix Merger" means the merger of Atrix with and into the Borrower, with the Borrower being the surviving corporation, all as set forth in the Atrix Merger Documents.

     "Atrix Merger Documents" has the meaning specified in Section 5.15 hereof.

     "Availability" means the difference between (i) the Borrowing Base and (ii) the outstanding principal balance of the Revolving Note.

     "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Minneapolis, Minnesota.

     "Base Rate" means the rate of interest publicly announced from time to time by Bremer Financial Corporation as its "reference rate" or, if such corporation ceases to announce a rate so designated, any similar successor rate designated by the Lender.

     "Book Net Worth" means the aggregate of the common and preferred stockholders' equity in the Borrower, determined in accordance with GAAP.

     "Borrowing Base" means, at any time the lesser of:

          (a) the Maximum Line; or

          (b) subject to change from time to time in the Lender's discretion, the sum of:

               (i)  85% of Eligible Accounts, plus

               (ii) the lesser of (a) 50% of Eligible Inventory other than
                    Eligible Inventory consisting of non-standard motors for vacuums, and the advance rate against Eligible Inventory consisting of non-standard motors for vacuums shall be 30%; or (b) $350,000, plus

              (iii) the lesser of (a) 70% of the orderly liquidation value of
                    Eligible Equipment, (b) 55% of the net book value of Eligible Equipment, or (c) $75,000.

          So long as no Default Period has occurred and is continuing, the Lender agrees to provide 45 days prior written notice of any change the Lender may choose to make to the Borrowing Base in the Lender's reasonable discretion. During any Default Period, the Lender may change the Borrowing Base at any time and from time to time in the Lender's sole discretion.

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     "Capital Expenditures" for a period means any expenditure of money for the purchase or construction of assets, or for improvements or additions thereto, which are capitalized on the Borrower's balance sheet for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

     "Collateral" means all of the Borrower's Equipment, General Intangibles, Inventory, Receivables, Investment Property, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods, and (vi) the Life Insurance Policy.

     "Collateral Account" has the meaning given in the Collateral Account Agreement.

     "Collateral Account Agreement" means the Collateral Account Agreement of even date herewith by and among the Borrower, Bremer Bank, National Association and the Lender.

     "Commitment" means the Lender's commitment to make Advances to or for the Borrower's account pursuant to Article II.

     "Credit Facility" means the revolving credit facility being made available to the Borrower by the Lender pursuant to Article II.

     "Current Maturities of Long Term Debt" as of a given date means the amount of the Borrower's long-term debt and capitalized leases which will become due during the period ending on the designated date.

     "Current Ratio" as of a given date means the ratio of the Borrower's current assets, excluding all intangible current assets, to the Borrower's current liabilities (including the outstanding principal balance of the Revolving Note), each as determined in accordance with GAAP.

     "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

     "Debt Service Coverage Ratio" means the ratio of (i) the sum of (A) Funds from Operations and (B) Interest Expense minus (C) Capital Expenditures to (ii) the sum of (A) Current Maturities of Long Term Debt and (B) Interest Expense.

     "Debt to Book Net Worth Ratio" as of a given date means the ratio of the Borrower's Debt to the Borrower's Book Net Worth.

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     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

     "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

     "Default Rate" means, with respect to the Revolving Advances, an annual rate equal to two percent (2%) over the Revolving Floating Rate, which rate shall change when and as the Revolving Floating Rate changes and with respect to the Term Advance, an annual rate equal to fourteen percent (14%) with respect to the Term Rate, and eight percent (8%) with respect to the Accrual Rate.

     "EBITA" for a period means, pretax earnings from continuing operations before (i) special extraordinary gains, (ii) Interest Expense, (iii) depreciation, and (iv) amortization, in each case for such period.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Eligible Accounts" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

          (i) That portion of Accounts unpaid 90 days or more after the invoice date;

          (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

          (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

          (iv) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

          (v) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in all respects, in its sole discretion, (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

          (vi) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

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          (vii) Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of the Borrower;

          (viii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender (which lien, security interest or claim is not subordinated to the Security Interest pursuant to a subordination agreement in form and substance acceptable to the Lender in its sole discretion) including without limitation any payment or performance bond;

          (ix) That portion of Accounts that has been restructured, extended, amended or modified;

          (x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

          (xi) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii)or (ix) above (provided that so long as no Default Period has occurred and is continuing, eligibility under this clause (xi) of Accounts owed by any account debtor who has more than one (1) billing address shall be determined on a billing address basis, rather than for such account debtor as a whole); and

          (xii) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its reasonable discretion.

     "Eligible Equipment" means all Equipment of the Borrower, provided, however, that the following shall not in any event be deemed Eligible Equipment: molds, tooling and dies.

     "Eligible Inventory" means all Inventory of the Borrower, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Inventory:

          (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

          (ii) Supplies, packaging, maintenance parts or sample Inventory;

          (iii) Work-in-process Inventory;

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          (iv) Inventory that is damaged, obsolete, slow moving or not currently saleable in the normal course of the Borrower's operations;

          (v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

          (vi) Inventory that is perishable or live;

          (vii) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

          (viii) Inventory that is subject to a security interest in favor of any Person other than the Lender (which lien, security interest or claim is not subordinated to the Security Interest pursuant to a subordination agreement in form and substance acceptable to the Lender in its sole discretion);

          (ix) Inventory other than Inventory consisting of instrumentation, tool kits, circuit board cases, finished vacuums and filters, tools, finished Pitney R3 products (AAi and AAP) and standard motors, non-standard motors and power cords for raw vacuums, (which types of Inventory are presently referred to in the Borrower's inventory list as "INS", "KIT", "MFP", "MFV", "TLS" and "MRV", respectively); and

          (x) Inventory otherwise deemed ineligible by the Lender in its reasonable discretion.

     "Environmental Laws" has the meaning specified in Section 5.12.

     "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

     "Event of Default" has the meaning specified in Section 8.1.

     "Funding Date" has the meaning given in Section 2.1.

     "Funds From Operations" for a given period means the sum of (i) Net Income,
(ii) depreciation and amortization, (iii) deferred income taxes, and (iv) other non-cash items, each as determined for such period in accordance with GAAP.

     "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5.

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     "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

     "Guarantor" means Steven D. Riedel.

     "Hazardous Substance" has the meaning given in Section 5.12.

     "Interest Coverage Ratio" means the ratio of (i) sum of (A) EBITA and (B) Interest Expense to (ii) Interest Expense.

     "Interest Expense" means, for a fiscal year-to-date period, the Borrower's total gross interest expense during such period (excluding interest income), and shall in any event include, without limitation, (i) interest expensed (whether or not paid) on all Debt, (other than interest accruing on the Term Loan at the Accrual Rate) (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

     "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

     "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

     "Life Insurance Assignments" means the Riedel Life Insurance Assignment and the Meacham Life Insurance Assignment.

     "Life Insurance Policies" means the Riedel Life Insurance Policy and the Meacham Life Insurance Policy.

     "Loan Documents" means this Agreement, the Notes and the Security
Documents.

     "Lockbox" has the meaning given in the Lockbox Agreement.

     "Lockbox Agreement" means the Lockbox Agreement by and among the Borrower, Bremer Bank, National Association and, the Lender, of even date herewith.

     "Maturity Date" means July 31, 2000.

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     "Maximum Line" means $1,500,000, unless said amount is reduced pursuant to
Section 2.8, in which event it means the amount to which said amount is reduced.

     "Meacham" means Clifford B. Meacham.

     "Meacham Buyback Agreement" means those certain provisions of the Certificate of Designation, Preferences and Rights of Series A Preferred Stock to be filed by the Borrower with the Minnesota Secretary of State on or prior to the date of the initial Revolving and Term Advance hereunder pursuant to which the Borrower will have certain rights and obligations to repurchase the shares of stock of the Borrower owned by Meacham under certain circumstances described therein.

     "Meacham Life Insurance Assignment" means an assignment of life insurance policy as collateral to be executed by the owner and the beneficiary thereof, in form and substance satisfactory to the Lender, granting Lender a first priority lien on the Meacham Life Insurance Policy to secure payment of the obligations.

     "Meacham Life Insurance Policy" has the meaning specified in Section 6.11.

     "Net Income" means fiscal year-to-date after-tax net income, decreased by the sum of any extraordinary, non-operating or non-cash income recorded by the Borrower and increased by any extraordinary, non-cash or non-operating expense or loss recorded by the Borrower, as determined in accordance with GAAP.

     "Note" means the Revolving Note or the Term Note, and "Notes" means the Revolving Note and the Term Note.

     "Obligations" means the Notes and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement, the Notes or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

     "Patent Security Agreement" means the Patent Security Agreement of even date herewith executed by the Borrower in favor of the Lender.

     "Permitted Lien" has the meaning given in Section 7.1.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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     "Plan" means an employee benefit plan or other plan maintained for the
Borrower's employees and covered by Title IV of ERISA.

     "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit D attached hereto.

     "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

     "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

     "Revolving Advance" has the meaning given in Section 2.1.

     "Revolving Floating Rate" means an annual rate equal to the sum of the Base Rate plus one and one-quarter percent (1 1/4%), which annual rate shall change when and as the Base Rate changes.

     "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

     "Riedel Life Insurance Assignment" means an Assignment of Life Insurance Policy as Collateral to be executed by the owner and the beneficiary thereof, in form and substance satisfactory to the Lender, granting the Lender a first priority lien on the Riedel Life Insurance Policy to secure payment of the Obligations.

     "Riedel Life Insurance Policy" has the meaning specified in Section 6.11 hereof.

     "SCI" means SCI Enterprises, LLC.

     "SCI Merger" means the merger of SCI with and into the Borrower, with the Borrower being the surviving corporation, all as set forth in the SCI Merger Documents.

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     "SCI Merger Documents" has the meaning specified in Section 6.19 hereof.

     "Security Documents" means this Agreement, the Acknowledgment, the Collateral Account Agreement, the Lockbox Agreement, the Life Insurance Assignments, the Assignment of Representations and Warranties, the Stock Pledge Agreement, the Patent Security Agreement and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

     "Security Interest" has the meaning given in Section 3.1.

     "Stock Pledge Agreement" means the Stock Pledge Agreement of even date herewith executed by the Guarantor in favor of the Lender.

     "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

     "Term Advance" has the meaning specified in Section 2.2.

     "Term Rate" means an annual rate equal to twelve percent (12%).

     "Term Note" means the Borrower's promissory note, payable to the order of the Lender in substantially the form of Exhibit B hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

     "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 8.2.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

     Section 1.2. Cross References. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                                   ARTICLE II

            Amount and Terms of the Credit Facility and the Term Loan

     Section 2.1. Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all

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of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances would exceed the Borrowing Base. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.8 and reborrow. The Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.1:

     (a) The Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Minneapolis time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of the Borrower or such a designated agent.

     (b) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Borrower's demand deposit account maintained with Bremer Bank, National Association unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

     Section 2.2. Term Loan. The Lender shall make a term loan (the "Term Loan") in the aggregate principal amount of $1,000,000, which Term Loan is evidenced by the Term Note and is secured by the Collateral as provided in Article III. On the Funding Date, the Lender shall disburse loan proceeds by crediting the same to the Borrower's demand deposit account maintained with Bremer Bank, National Association unless the Lender and the Borrower shall agree in writing to another manner of disbursement (the "Term Advance"). The principal of the Term Note shall bear interest as provided herein and the principal balance of the Term Note shall be payable (a) in quarterly installments on August 1, November 1, February 1 and May 1, commencing with August 1, 1999, with the amount of such quarterly installments being as follows: August 1, 1999: $10,000; November 1, 1999; February 1, 2000 and May 1, 2000: $15,000; August 1, 2000, November 1,
2000, February 1, 2001 and May 1, 2001: $20,000, and each August 1, November 1, February 1 and May 1 thereafter: $25,000; and (b) the then unpaid principal balance of the Term Note shall be payable in full on the earliest of (i) July 15, 2004, or

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(ii) the date the Lender demands payment of the Obligations after an Event of
Default pursuant to Section 8.2.

     Section 2.3. Interest. Default Interest; Participations; Usury. Interest accruing on the Notes shall be due and payable in arrears on the first day of each month, except that interest accruing on the principal balance of the Term Note at the Accrual Rate shall be due and payable as set forth in Section 2.3(c).

     (a) Revolving Note. Except as set forth in Sections 2.3(d) and 2.3(f), the outstanding principal balance of the Revolving Note shall bear interest at the Revolving Floating Rate.

     (b) Term Note. Except as set forth in Sections 2.3(d) and 2.3(f), the outstanding principal balance of the Term Note shall bear interest at the Term Rate and at the Accrual Rate.

     (c) Accrual Rate Interest. In addition to the interest which accrues on the outstanding principal balance of the Term Note at the Term Rate, interest shall also accrue on the outstanding principal balance of the Term Note at the Accrual Rate. Interest accruing at the Accrual Rate on the outstanding principal balance of the Term Note shall be due and payable on the Termination Date, or earlier as provided herein.

     (d) Default Interest Rate. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

     (e) Participations. If any Person shall acquire a participation in the Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Agreement, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Revolving Floating Rate, the Term Rate or the Accrual Rate, as the case may be, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

     (f) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

     (g) Late Charge. If any installment of principal or interest on any Note is not paid within fifteen (15) days of the due date thereof, the Borrower shall pay to the Lender a late charge equal to four percent (4%) of the amount of such installment.

     Section 2.4. Fees.

     (a) Origination Fee. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee of $15,000, due and payable upon the execution of this Agreement.

     (b) Audit Fees. The Borrower hereby agrees to pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $70 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

     Section 2.5. Computation of Interest and Fees; When Interest Due and Payable. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

     Section 2.6. Capital Adequacy. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.6:

     (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

     (b) "Return", for any period, means the return as determined by such Related Lender on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

     (c) "Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

     (d) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.6, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

     Section 2.7. Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Revolving Advances in whole at any time or from time to time in part. The Borrower may prepay the Term Advance (other than regularly scheduled payments made in accordance with Section 2.2), terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender the prepayment, termination or line reduction fees in accordance with Section 2.8. Any prepayment of the Term Advance (other than regularly scheduled payments made in accordance with Section 2.2) or reduction in the Maximum Line must be in an amount not less than $50,000 or an integral multiple thereof. Any partial prepayments of the Term Note (other than regularly scheduled payments made in accordance with Section 2.2) shall be applied to principal payments due and owing in inverse order of their maturities. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

     Section 2.8. Prepayment Fees; Waiver of Prepayment Fees.

     (a) Termination and Line Reduction Fees. If the Credit Facility is terminated by Borrower for any reason as of a date other than the Maturity Date, or the Borrower reduces the Maximum Line, or if the Borrower prepays the Revolving Note for any reason (from any source other than cash flow generated from the Borrower's operations), the Borrower shall pay the Lender a fee in an amount equal to two percent (2%) of the Maximum Line (or the reduction, as the case may be).

     (b) Prepayment Fees. If the Term Note is prepaid for any reason, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the amount prepaid as follows: (i) two percent (2%) if prepayment occurs on or before the first anniversary of the Funding Date; (ii) one percent (1%) if prepayment occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (iii) zero percent (0%) if prepayment occurs after the second anniversary of the Funding Date.

     (c) Waiver of Termination and Line Reduction Fees and Prepayment Fees. The Borrower will not be required to pay the termination and line reduction fees and prepayment fees otherwise due under this Section 2.8 if such prepayment is made (i) because of increased cash flow generated from the Borrower's operations, and with respect to prepayment of the Term Note only, (ii) there is no outstanding balance under the Revolving Note at the time of such prepayment.

     Section 2.9. Mandatory Prepayment. Without notice or demand, if the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.9 or under Section 2.8 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine; provided that any prepayment under Section 2.8 which the Borrower designates as a partial prepayment of the Term Note shall be applied to principal installments of the Term Note in inverse order of maturity.

     Section 2.10. Payment. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for two (2) Banking Days before applying them to the Obligations. Notwithstanding anything in Section 2.1, the Borrower hereby authorizes the Lender, in its discretion at any time or from time to time without the Borrower's request and even if the conditions set forth in Section
4.2 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

     Section 2.11. Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

     Section 2.12. Use of Proceeds. The Borrower shall use the proceeds of Advances for ordinary working capital purposes and to fund the transaction contemplated by the Merger Documents.

     Section 2.13. Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                                   ARTICLE III

                      Security Interest; Occupancy; Setoff

     Section 3.1. Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

     Section 3.2. Notification of Account Debtors and Other Obligors. The Lender may at any time (during a Default Period) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive and open but not dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

     Section 3.3. Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

     Section 3.4. Occupancy.

     (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time during a Default Period.

     (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

     (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers, and
     (iii) conclusion of the applicable Default Period.

     (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

     Section 3.5. License. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

     Section 3.6. Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

         Name and address of Debtor:

         Atrix Acquisition Corp.
         14301 Ewing Avenue South
         Burnsville, MN  55306

         Federal Tax Identification No. 41-1925718

         Name and address of Secured Party:

         Bremer Business Finance Corporation

         445 Minnesota Street, Suite 2000
         St. Paul, Minnesota  55101-2107
         Federal Tax Identification No. 41-1851944

     Section 3.7. Setoff. The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

                                   ARTICLE IV

                              Conditions of Lending

     Section 4.1. Conditions Precedent to the Initial Revolving and Term Advance. The Lender's obligation to make the initial Revolving and Term Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the
Lender:

     (a) This Agreement, properly executed by the Borrower.

     (b) The Notes, properly executed by the Borrower.

     (c) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

     (d) The shareholders and directors of the Borrower shall have adopted resolutions and entered into such agreements as the Lender shall deem necessary or appropriate in order to comply with Section 6.18.

     (e) The Borrower shall open the Borrower's primary operating account at Bremer Bank, National Association.

     (f) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

     (g) An acknowledgment and waiver of liens from each warehouse in which the Borrower is storing Inventory.

     (h) The Lender shall have received evidence acceptable to it that the Borrower has received equity in the form of cash in the amount of at least $450,000.

     (i) Atrix must have achieved a gross margin of at least (i) $360,000 for the three (3) months ending April 30, 1999, and (ii) $370,000 for the three
     (3) months ending May 31, 1999.

     (j) Atrix shall have no other outstanding indebtedness for borrowed money or capitalized leases as of the funding date other than indebtedness for borrowed money owed to Porous Media in an amount not to exceed $100,000.

     (k) As of the Funding Date, no more than 12.5% of Atrix's accounts payable shall be more than sixty (60) days past invoice date.

     (l) As of the Funding Date, the Borrower shall be in compliance with the covenants set forth in Sections 6.14, 6.15 and 6.16, based upon the financial statements of Atrix for the month ended immediately prior to the Funding Date.

     (m) The Lender shall have received evidence acceptable to it that the Borrower has a cash balance on hand of at least $825,000 as of the Funding Date, all of which shall be available for the repurchase of common stock contemplated by the Merger Documents.

     (n) The Lender shall have received evidence acceptable to it that as of the Funding Date the sum of the Borrower's cash balance on hand and Availability is at least $1,650,000.

     (o) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of liens from each subcontractor who has possession of the Borrower's goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

     (p) The Life Insurance Assignments each properly executed by the beneficiary and owner thereof, and the Life Insurance Policies, each in form and substance satisfactory to the Lender, together with such evidence as the Lender may request that each Life Insurance Policy is subject to no assignments or encumbrances other than the Life Insurance Assignment related thereto.

     (q) The Collateral Account Agreement, properly executed by the Borrower and Bremer Bank, National Association.

     (r) The Lockbox Agreement, properly executed by the Borrower and Bremer Bank, National Association.

     (s) The Patent Security Agreement, properly executed by the Borrower.

     (t) The Stock Pledge Agreement, properly executed by the Guarantor.

     (u) The Meacham Buyback Agreement, properly filed by the Borrower with the Minnesota Secretary of State.

     (v) The Acknowledgment, properly executed by the parties thereto.

     (w) A certified, true and correct copy of the Atrix Merger Documents, together with a certificate executed by the Borrower and Atrix certifying that the Atrix Merger contemplated by the Atrix Merger Documents has been consummated in accordance with the terms of the Atrix Merger Documents, without resort to any provision thereof permitting the waiver by any party thereto of any condition, obligation, representation, warranty, covenant or other requirement except as disclosed and consented to by the Lender.

     (x) Articles of Merger evidencing the Atrix Merger, certified by the Secretary of State of Minnesota.

     (y) A certified, true and correct copy of the SCI Merger Documents, together with a Certificate executed by the Borrower and SCI certifying that the merger contemplated by the SCI Merger Documents has been consummated in accordance with the terms of the SCI Merger Documents, without resort to any provision thereof permitting the waiver by any party thereto of any condition, obligation, representation, warranty, covenant or other requirement except as disclosed and consented to by the Lender.

     (z) Articles of Merger evidencing the SCI Merger, certified by the Secretary of State of Minnesota.

     (aa) Evidence acceptable to the Lender that all documents executed in connection with the Atrix Merger have been filed with the Securities and Exchange Commission ("SEC"), and that the Securities and Exchange Commission has approved the form and content of the proxy materials forwarded by Atrix to its shareholders in connection therewith.

     (bb) The Assignment of Representations and Warranties, duly executed and delivered by the parties thereto.

     (cc) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower or Atrix, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against the Borrower or Atrix except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

     (dd) A certificate of the Borrower's Secretary or Assistant Secretary certifying as to (i) the resolutions of the Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, the Atrix Merger Documents and the SCI Merger Documents, (ii) the Borrower's articles of incorporation and bylaws, and
     (iii) the signatures of the Borrower's officers or agents authorized to execute and deliver the Loan Documents, the Atrix Merger Documents, the SCI Merger Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

     (ee) A certificate of Atrix's Secretary certifying as to (i) the resolutions of Atrix's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Atrix Merger Documents, (ii) Atrix's Articles of Incorporation and Bylaws, and (iii) the signatures of Atrix's officers or agents authorized to execute and deliver the Atrix Merger Documents on Atrix's behalf.

     (ff) A certificate of SCI's Chief Manager certifying as to (i) the resolutions of SCI's members authorizing the execution, delivery and performance of the SCI Merger Documents, (ii) SCI's Articles of Organization and (iii) signatures of SCI's managers, officers or agents authorized to execute and deliver the SCI Merger Documents on SCI's behalf.

     (gg) A current certificate issued by the Secretary of State of Minnesota, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Minnesota.

     (hh) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

     (ii) An opinion of counsel to the Borrower and the Guarantor, addressed to the Lender.

     (jj) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

     (kk) Such documents executed by the Borrower and/or Porous Media Corp. as the Lender may require with respect to the Borrower's obligations owed to Porous Media Corp. and the security interests securing said obligations including, without limitation, partial release or amendments of the UCC financing statement securing said liens.

     (ll) A guaranty, properly executed by the Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations subject to the limitations set forth therein, including a cap on the Guarantor's liability thereunder of $100,000.

     (mm) A waiver of interest, properly executed by the spouse of the Guarantor, waiving any and all interest such spouse may have in the assets disclosed to the Lender in the financial statements of the Guarantor and in any future earnings or assets acquired by the Guarantor.

     (nn) The Lender shall have received evidence acceptable to it that the Borrower's total aggregate costs (not including costs and expenses of Atrix) incurred in implementing the transactions contemplated hereby; including without limitation, the Atrix Merger and the SCI Merger, did not exceed $3,020,000.

     (oo) Payment of the fees and commissions due through the date of the initial Advance under Section 2.5 and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.6, including all legal expenses incurred through the date of this Agreement subject to the limitations set forth therein.

     (pp) Such other documents as the Lender in its sole discretion may require.

     Section 4.2. Conditions Precedent to All Advances. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that on such date:

     (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

     (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         Representations and Warranties

     The Borrower represents and warrants to the Lender as follows:

     Section 5.1. Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower, Atrix and SCI each has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under those Loan Documents and Atrix Merger Documents and the SCI Merger Documents executed by each of them. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1 hereto. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1 hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1 hereto. The Borrower's tax identification number is correctly set forth in Section 3.6 hereto.

     Section 5.2. Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower and, where appropriate, Atrix and SCI, of the Loan Documents, the Atrix Merger Documents and the SCI Merger Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not
(i) require any consent or approval of the Borrower's, Atrix's or SCI's stockholders (except that a majority of the shareholders of the Borrower, Atrix and SCI shall have approved the Atrix Merger and the SCI Merger, as appropriate); (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower, Atrix or SCI or of the Borrower's or Atrix's articles of incorporation or bylaws or SCI's Articles of Organization or Operating Agreement; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower, Atrix or SCI is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     Section 5.3. Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     Section 5.4. Subsidiaries. Except as set forth in Schedule 5.4 hereto, the Borrower has no Subsidiaries.

     Section 5.5. Financial Condition; No Adverse Change. The Borrower has heretofore furnished to the Lender (i) Atrix's audited financial statements for its fiscal year ended June 30, 1998 and Atrix's unaudited financial statements for the fiscal year-to-date period ended April 30, 1999 and (ii) SCI's federal income tax return for its fiscal year ended December 31, 1998 and those statements and/or tax returns, as the case may be, fairly present Atrix's and SCI's, as the case may be, financial condition on the dates thereof and the results of its operations and (with respect to Atrix only) cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles or, in the case of SCI's federal income tax return, in accordance with applicable rules and regulations of the Internal Revenue Service. Since the date of the most recent financial statements (and/or tax returns, as the case may be), there has been no material adverse change in Atrix's or SCI's business, properties or condition (financial or otherwise).

     Section 5.6. Litigation. There are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower, or any of its Affiliates, or Atrix or SCI or the properties of the Borrower, any of its Affiliates or Atrix or SCI before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower, any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates, or Atrix or SCI as the case may be.

     Section 5.7. Regulation U. Neither the Borrower, Atrix nor SCI is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 5.8. Taxes. The Borrower, its Affiliates and Atrix and SCI have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower, its Affiliates and Atrix and SCI have each filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower, such Affiliate or Atrix or SCI, as the case may be, are required to be filed, and the Borrower, its Affiliates, Atrix and SCI have each paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section 5.9. Titles and Liens. As of the Funding Date, the Borrower will have good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

     Section 5.10. Plans. Neither the Borrower, any of its Affiliates, Atrix nor SCI maintains or has maintained any Plan. Neither the Borrower, any Affiliate, Atrix nor SCI has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA.

     Section 5.11. Default. The Borrower and Atrix are each in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations.

     Section 5.12. Environmental Matters.

     (a) Definitions. As used in this Agreement, the following terms shall have the following meanings:

          (i) "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

          (ii) "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

     (b) To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

     (c) To the Borrower's best knowledge, neither the Borrower nor Atrix has disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

     (d) There are not and, to the Borrower's best knowledge, there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises, the Borrower or Atrix, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

     (e) To the Borrower's best knowledge, the Borrower's and Atrix's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and, to the Borrower's best knowledge, there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

     (f) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

     (g) To the Borrower's best knowledge, the Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or Borrower's or Atrix's businesses.

     Section 5.13. Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower or Atrix in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

     Section 5.14. Financing Statements. The Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     Section 5.15. Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, to the best of Borrower's knowledge, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's or Atrix's records pertaining thereto as being obligated to pay such obligation.

     Section 5.16. Atrix Merger Documents. The Agreement and Plan of Merger by and among Atrix and the Borrower dated as of December 18, 1998, and all exhibits and schedules thereto and all related agreements (collectively, the "Atrix Merger Documents"), copies of which have been delivered to the Lender, are true and correct and together comprised full and complete copies of all agreements among the parties thereto with respect to the transactions contemplated by such Atrix Merger Documents, and there are no oral agreements or understandings not contained therein relating to or modifying the substance thereof. The Atrix Merger Documents are in full force and effect and have not been further amended, terminated, rescinded or withdrawn, and no material provision has been waived by any party thereto.

     Section 5.17. Financial Solvency. Both before and after giving effect to the Atrix Merger and the SCI Merger all of the transactions contemplated in the Loan Documents, the Atrix Merger Documents and the SCI Merger Documents, neither the Borrower, its Affiliates, Atrix nor SCI.

     (a) was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

     (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Affiliate are unreasonably small;

     (c) by executing, delivering or performing its obligations under the Loan Documents, the Atrix Merger Documents, the SCI Merger Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

     (d) by executing, delivering or performing its obligations under the Loan Documents, the Atrix Merger, the SCI Merger Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

     (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

     Section 5.18. Year 2000. The Borrower has reviewed and assessed its business operations and computer systems and applications to address the "Year 2000 Problem" (that is, that computer applications and equipment used by the Borrower, directly or indirectly through third parties, may be unable to properly perform date sensitive functions before, during and after January 1,
2000). The Borrower reasonably believes that the Year 2000 Problem will not result in a material adverse change in the Borrower's business condition (financial or otherwise) operations, properties or prospects or ability to repay the Lender.

                                   ARTICLE VI

                        Borrower's Affirmative Covenants

     So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

     Section 6.1. Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

     (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.14, 6.15, 6.16, 6.17, and 7.10; and (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

     (b) as soon as available and in any event within 20 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit C hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.14, 6.15, 6.16, 6.17, and 7.10;

     (c) as soon as available and in any event within ten (10) days after the end of each month, a borrowing base certificate in substantially the form of Exhibit E hereto, certified by the Borrower's chief financial officer;

     (d) within 10 days after the end of each month or more frequently if the Lender so requires, agings of the Borrower's accounts receivable and its accounts payable, an inventory certification report, and a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

     (e) at least 30 days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

     (f) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 5.12 or which seek a monetary recovery against the Borrower in excess of $50,000;

     (g) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

     (h) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

     (i) as soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the Borrower's chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

     (j) promptly upon knowledge thereof, notice of (i) any disputes or claims by the Borrower's customers exceeding $25,000 individually or $50,000 in the aggregate during any fiscal year; (ii) credit memos involving amounts in excess of $5,000; (iii) any goods returned to or recovered by the Borrower involving amounts in excess of $5,000; and (iv) any change in the persons constituting the Borrower's officers and directors;

     (k) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

     (l) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

     (m) promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

     (n) as soon as possible, and in any event by not later than May 31st of each year, copies of the state and federal tax returns and all schedules thereto and an updated personal financial statement of each owner of the Borrower and of the Guarantor;

     (o) promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition; and

     (p) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

     Section 6.2. Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

     Section 6.3. Account Verification. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

     Section 6.4. Compliance with Laws.

     (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

     (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

     Section 6.5. Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

     Section 6.6. Maintenance of Properties.

     (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

     (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

     (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

     Section 6.7. Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

     Section 6.8. Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section 6.9. Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

     Section 6.10. Collateral Account.

     (a) If, notwithstanding the instructions to debtors to make payments to the Lockbox, the Borrower receives any payments on Receivables, the Borrower shall deposit such payments into the Collateral Account. Until so deposited, the Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

     (b) Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

     (c) All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion may, after allowing two (2) Banking Days, apply deposited funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

     (d) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

     Section 6.11. Riedel Life Insurance Assignments. The Borrower shall maintain insurance upon the life of the Guarantor, its President, with the death benefit thereunder in an amount not less than $1,000,000 (the "Riedel Life Insurance Policy"). The right to receive the proceeds of the Riedel Life Insurance Policy shall be assigned to the Lender by the Riedel Life Insurance Assignment. The Borrower shall also maintain insurance upon the life of Clifford
B. Meacham with the death benefit thereunder in an amount not less than $150,000 (the "Meacham Life Insurance Policy"). The right to receive the proceeds of the Meacham Life Insurance Policy shall be assigned to the Lender by the Meacham Life Insurance Assignment; provided, however, that so long as no Default Period has occurred and then exists, the Lender agrees to transfer the proceeds of the Meacham Life Insurance Policy to the Borrower so long as the Borrower immediately uses such proceeds to purchase the shares of the Borrower owned by Meacham pursuant to the Meacham Buyback Agreement.

     Section 6.12. Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Floating Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.12.

     Section 6.13. Operating Account. The Borrower shall open and maintain the Borrower's primary operating account at Bremer Bank, National Association.

     Section 6.14. Minimum Current Ratio. The Borrower will at all times maintain its Current Ratio, determined as at the end of each fiscal quarter, at or above 1.15 to 1.00.

     Section 6.15. Minimum Debt Service Coverage Ratio. The Borrower will at all times maintain its Debt Service Coverage Ratio, determined as at the end of each fiscal quarter, at not less than 1.25 to 1.00.

     Section 6.16. Minimum Interest Coverage Ratio. The Borrower will maintain during each period described below, its Interest Coverage Ratio determined as at the end of each fiscal quarter occurring during the periods set forth below, at not less than the ratio set forth opposite such period:

                                                            Minimum Interest
         Period                                              Coverage Ratio
         ------                                             -----------------

         For the fiscal quarter ending July 31, 1999          1.90 to 1.00

         August 1, 1999 through January 31, 2000              2.00 to 1.00

         February 1, 2000 through January 31, 2001            2.25 to 1.00

         February 1, 2001 and thereafter                      2.50 to 1.00

Section 6.17. Maximum Debt to Book Net Worth Ratio. The Borrower will maintain, during each period described below, the ratio of its Debt to its Book Net Worth, determined as at the end of each fiscal quarter occurring during the periods set forth below at not greater than the ratio set forth opposite such period:

                                                           Maximum Debt to Book
         Period                                              Net Worth Ratio
         ------                                            --------------------

         Funding date through January 31, 2000                5.75 to 1.00

         February 1, 2000 through January 31, 2001            4.25 to 1.00

         February 1, 2001 through January 31, 2002            3.25 to 1.00

         February 1, 2002 and thereafter                      3.00 to 1.00

     Section 6.18. Board of Directors. For so long as the Term Note is outstanding, the Lender shall have the right to a seat on the Borrower's board of directors. At such times as this right is not exercised, the Lender shall have the right to attend the Borrower's board meetings as an observer. The Borrower shall provide the Lender with notice of each and every meeting of the Board of Directors of the Borrower, and the Lender shall have the right to attend each and every such board meeting. The Borrower shall hold a minimum of three (3) board meetings per calendar year.

     Section 6.19. SCI Merger. The Borrower agrees to cause the merger of SCI with and into the Borrower to occur on or prior to the date of the initial Advance hereunder pursuant to a Merger Agreement which, together with all exhibits and schedules thereto and all related agreements (collectively, the "SCI Merger Documents") shall be in form and substance acceptable to the Lender. The Borrower covenants that there will be no oral agreements or understandings between SCI and the Borrower not contained in the SCI Merger Documents relating to or modifying the substance thereof and that the SCI Merger Documents will be in full force and effect and will not have been further amended, terminated, rescinded or withdrawn prior to the date of the Revolving and Term Advance hereunder, and no material provision of the SCI Merger Documents will have been waived by any party thereto prior to such date.

                                   ARTICLE VII

                               Negative Covenants

         So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower agrees that, without the Lender's prior written consent:

     Section 7.1. Liens. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

     (a) in the case of any of the Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

     (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

     (c) the Security Interest and liens and security interests created by the Security Documents; and

     (d) purchase money security interests relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof, not exceeding $50,000 for any one purchase or $75,000 in the aggregate during any fiscal year and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

     Section 7.2. Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

     (a) indebtedness arising hereunder;

     (b) indebtedness of the Borrower in existence on the date hereof and listed in Schedule 7.2 hereto;

     (c) indebtedness relating to liens permitted in accordance with Section 7.1; and

     (d) indebtedness incurred in the ordinary course of business for the purchase of SCI personal computer inventory or for payment of reasonable out-of-pocket expenses and travel costs, whether under credit cards held by the Borrower or otherwise; provided that the total amount of indebtedness outstanding at any time under this Section 7.2(d) shall not exceed $60,000 in the aggregate and $20,000 for out-of-pocket expenses and travel costs.

     Section 7.3. Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

     (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

     (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

     Section 7.4. Investments and Subsidiaries.

     (a) The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation).

     (b) The Borrower will not create or permit to exist any Subsidiary, other than the Subsidiar(y)(ies) in existence on the date hereof and listed in
     Schedule 5.4.

     Section 7.5. Dividends. Except as set forth below, the Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly; provided, that the Borrower may pay dividends on an annual basis in an amount up to but not exceeding 50% of Net Income for the year for which the dividends are proposed to be paid so long as (i) no Default Period has occurred and is continuing, (ii) all interest accrued on the outstanding principal balance of the Term Note as of the date of the proposed dividend at the Accrual Rate has been paid in full, and
(iii) the Borrower will be in compliance with all financial covenants set forth herein on a pro forma basis after giving effect to such dividend.

     Section 7.6. Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or
(iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

     Section 7.7. Consolidation and Merger; Asset Acquisitions. Except with respect to the Atrix Merger and the SCI Merger, the Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

     Section 7.8. Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 7.9. Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

Section 7.10. Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $75,000 in the aggregate during any fiscal year, or more than $50,000 in any one transaction.

     Section 7.11. Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

Section 7.12. Discounts, Etc. Other than in the ordinary course of business consistent with past practices of Atrix the Borrower will not, after notice from the Lender, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

     Section 7.13. Defined Benefit Pension Plans. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

     Section 7.14. Other Defaults. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

     Section 7.15. Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. Except as contemplated in the Atrix Merger Documents, the Borrower will not change its name.

     Section 7.16. Organizational Documents; S Corporation Status. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws. The Borrower will not become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

     Section 7.17. Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant, or any member of their families, by more than 10% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment; provided that, at any time after October 1, 1999 so long as no Default Period has occurred and is continuing, the Borrower may increase the Guarantor's compensation to a level commensurate with an amount equal to 110% of the compensation of CEO's of Twin Cities based companies of comparable size, industry type and character.

     Section 7.18. Change in Ownership. The Borrower will not issue or sell any stock of the Borrower or permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any of the issued and outstanding shares of stock of the Borrower if the result of any such event is to reduce the percentage of issued and outstanding stock of the Borrower held by the Guarantor to less than 51% of the issued and outstanding stock of the Borrower.

     Section 7.19. Offsite Inventory and Equipment. The Borrower will not allow any Inventory or Equipment to be located at any location other than the Borrower's current Premises at 14301 Ewing Avenue So., Burnsville, Minnesota, except for (i) Inventory and Equipment located at Duo Plastics, Inc. (who has executed, or will execute, the Acknowledgment), and (ii) Inventory located or to be located at the other locations described in Section 5.1, so long as the total value of all Inventory at all such other locations does not exceed $15,000 at any time.

                                  ARTICLE VIII

                     Events of Default, Rights and Remedies

     Section 8.1. Events of Default. "Event of Default", wherever used herein, means any one of the following events:

     (a) Default in the payment of the Obligations when they become due and payable;

     (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement;

     (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement;

     (d) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

     (e) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor;

     (f) Any Life Insurance Policy shall be terminated, by the Borrower or otherwise; or any Life Insurance Policy shall be scheduled to terminate within 30 days and the Borrower shall not have delivered a satisfactory renewal thereof to the Lender; or the Borrower shall fail to pay any premium on any Life Insurance Policy when due; or the Borrower shall take any other action that impairs the value of any Life Insurance Policy.

     (g) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

     (h) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $50,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

     (i) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

     (j) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the Borrower's assets in favor of the Plan;

     (k) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note;

     (l) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

     (m) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

     (n) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

     (o) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;

     (p) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur;

     (q) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender; or

     (r) the Guarantor shall fail to serve as President and CEO of the Borrower for any reason.

     Section 8.2. Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

     (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

     (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

     (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

     (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

     (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

     Section 8.3. Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days before the date of intended disposition or other action.

                                   ARTICLE IX

                                  Miscellaneous

     Section 9.1. No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 9.2. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 9.3. Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,

(c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

         If to the Borrower:
         Atrix Acquisition Corp.
         14301 Ewing Avenue South
         Burnsville, MN  55306
         Telecopier:  (612) 894-6256
         Attention: Steven D. Riedel

         If to the Lender:
         Bremer Business Finance Corporation
         445 Minnesota Street, Suite 2000
         St. Paul, Minnesota  55101-2107
         Telecopier:  (651) 227-9022
         Attention: Thomas J. Ratelle

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) the date two (2) Banking Days after the date when deposited in the mail if delivered by mail, (c) the date one
(1) Banking Day after the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

     Section 9.4. Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 9.5. Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

     Section 9.6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest; provided, however, that the Borrower shall not be obligated to reimburse the Lender for more than $18,000 in attorneys fees incurred by the Lender in connection with the negotiation, preparation and execution of this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto. The Lender acknowledges receipt of $11,000 from the Borrower prior to the date hereof for application against such costs and expenses.

     Section 9.7. Indemnity. In addition to the payment of expenses pursuant to
Section 9.6, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

     (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

     (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.12 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

     (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

     Section 9.8. Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

     Section 9.9. Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     Section 9.10. Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. The Lender may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

     Section 9.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 9.12. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 9.13. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

     Section 9.14. Agreement to Subordinate. Notwithstanding anything contained herein to the contrary, in the event the Borrower chooses to refinance the Revolving Advances and terminate the Credit Facility, so long as no Default Period has occurred, then the Lender agrees that it shall upon the request of the new lender, subordinate its security interest in the Collateral (other than the Life Insurance Policy and the stock secured by the Stock Pledge Agreement) to a new security interest in favor of the new provider of the revolving line of credit so long as such subordination is on terms and conditions reasonably acceptable to the Lender in its reasonable discretion.

     Section 9.15. Termination of Agreement. In the event the Borrower has not satisfied all of the conditions precedent set forth in Sections 4.1 and 4.2 by July 31, 1999, this Agreement, and the Lender's obligations hereunder, shall at the Lender's option terminate and be of no further force or effect as of said date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BREMER BUSINESS FINANCE CORPORATION         ATRIX ACQUISITION CORP.

By /s/ Thomas J. Ratelle                    By /s/ Steven D. Riedel
  ---------------------------------           ------------------------------
       Thomas J. Ratelle                           Steven D. Riedel
  ---------------------------------           ------------------------------
       Its Vice President                             Its President

                         Table of Exhibits and Schedules


Exhibit A                                Form of Revolving Note

Exhibit B                                Form of Term Note

Exhibit C                                Compliance Certificate

Exhibit D                                Premises

                               -------------------

Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Schedule 5.4                             Subsidiaries

Schedule 7.1                             Permitted Liens

Schedule 7.2                             Permitted Indebtedness and Guaranties

                                      Exhibit A to Credit and Security Agreement

                                 REVOLVING NOTE

$1,500,000                                                Minneapolis, Minnesota

                                                              ------------, ----

     For value received, the undersigned, ATRIX ACQUISITION CORP., a Minnesota corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of BREMER BUSINESS FINANCE CORPORATION, a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                       ATRIX ACQUISITION CORP.

                                       By
                                         -----------------------------------

                                         -----------------------------------
                                         Its President

                                      Exhibit B to Credit and Security Agreement

                                    TERM NOTE

$1,000,000                                                Minneapolis, Minnesota

                                                              ------------, ----

     For value received, the undersigned, ATRIX ACQUISITION CORP., a Minnesota corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of BREMER BUSINESS FINANCE CORPORATION, a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) or, if less, the amount of the Term Advance made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                       By
                                         -----------------------------------

                                         -----------------------------------
                                         Its President

                                      Exhibit C to Credit and Security Agreement

                             Compliance Certificate

To:      _________________________________
         Bremer Business Finance Corporation

Date:    __________________, 199___

Subject: ___________________

         Financial Statements

     In accordance with our Credit and Security Agreement dated as of ____________, ____ (the "Credit Agreement"), attached are the financial statements of ATRIX ACQUISITION CORP. (the "Borrower") as of and for ________________, 19___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

     I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition and the results of its operations as of the date thereof.

     Events of Default. (Check one):

     The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

     The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

   [ I hereby certify to the Lender as follows:

     The Reporting Date does not mark the end of one of the Borrower's fiscal quarters, hence I am completing only paragraph __ below.

     The Reporting Date marks the end of one of the Borrower's fiscal quarters, hence I am completing all paragraphs below except paragraph __.

     The Reporting Date marks the end of the Borrower's fiscal year, hence I am completing all paragraphs below.]

     Financial Covenants. I further hereby certify as follows:

     1. Minimum Current Ratio. Pursuant to Section 6.14 of the Credit Agreement, as of the Reporting Date, the Borrower's Current Ratio was _______ to 1.00 which satisfies does not satisfy the requirement that such ratio be no less than 1.15 to 1.00 on the Reporting Date.

     2. Minimum Debt Service Coverage Ratio. Pursuant to Section 6.15 of the Credit Agreement, as of the Reporting Date, the Borrower's Debt Service Coverage Ratio was _____ to 1.00 which satisfies does not satisfy the requirement that such ratio be no less than 1.25 to 1.00 on the Reporting Date.

     3. Minimum Interest Coverage Ratio. Pursuant to Section 6.16 of the Credit Agreement, as of the Reporting Date, the Borrower's Interest Coverage Ratio was _____ to 1.00 which "satisfies" does not satisfy the requirement that such ratio be no less than ______ to 1.00 on the Reporting Date as set forth in table below:

                                                         Minimum Interest
      Period                                              Coverage Ratio
      ------                                             ----------------

       For the fiscal quarter ending July 31, 1999        1.90 to 1.00

       August 1, 1999 through January 31, 2000            2.00 to 1.00

       February 1, 2000 through January 31, 2001          2.25 to 1.00

       February 1, 2001 and thereafter                    2.50 to 1.00

     4. Maximum Debt to Book Net Worth Ratio. Pursuant to Section 6.17 of the Credit Agreement, as of the Reporting Date, the ratio of the Borrower's Debt to its Book Net Worth was _____ to 1.00 which "satisfies" does not satisfy the requirement that such ratio be no more than ______ to 1.00 on the Reporting Date as set forth in table below:

                                                        Maximum Debt to
      Period                                             Book Net Worth
      ------                                            ---------------

      Funding date through January 31, 2000               5.75 to 1.00

      February 1, 2000 through January 31, 2001           4.25 to 1.00

      February 1, 2001 through January 31, 2002           3.25 to 1.00

      February 1, 2002 and thereafter                     3.00 to 1.00

     5. Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the _____________ year ended ______________, 199___, for Capital
Expenditures, $__________________ in the aggregate and at most $______________ in any one transaction, which ("satisfies"/does not satisfy) the requirement that such expenditures not exceed $75,000 in the aggregate and $50,000 for any one transaction during such year.

     7. Salaries. As of the Reporting Date, the Borrower ("is") (is not) in compliance with Section 7.17 of the Credit Agreement -------- concerning salaries.

     Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                       ATRIX ACQUISITION CORP.

                                       By
                                         ----------------------------------
                                         Its Chief Financial Officer

                                      Exhibit D to Credit and Security Agreement

                                    Premises

     The Premises referred to in the Credit and Security Agreement are legally described as follows:

14301 Ewing Avenue South, Burnsville, Minnesota, legally described as Tract A of Registered Land Survey No. 41, consisting of approximately 25,600 square feet of warehouse space; 5,120 square feet of office space; and 5,120 square feet mezzanine.

                                      Exhibit E to Credit and Security Agreement

                           Borrowing Base Certificate

                                   Schedule 5.1 to Credit and Security Agreement

              Trade Names, Chief Executive Office, Principal Place
                    of Business, and Locations of Collateral

                                   Trade Names

         NONE

               Chief Executive Office/Principal Place of Business

         14301 Ewing Avenue South
         Burnsville, MN  55306

                     Other Inventory and Equipment Locations

Duo Plastics, Inc., 5119 West 212th Street, Farmington, Minnesota 55024; Porous Media, 1350 Hammond Road, St. Paul, Minnesota 55110;
Custom Connections, 755 East Cliff Road, Burnsville, Minnesota 55337; and Schneider Engineering, 601 West Benton Avenue, Cologne, Minnesota 55322

                                   Schedule 5.4 to Credit and Security Agreement

                                  Subsidiaries

     NONE

                                   Schedule 7.1 to Credit and Security Agreement

                                 Permitted Liens

Creditor                Collateral                   Jurisdiction       Filing Date           Filing No.
--------                ----------                   ------------       -----------           ----------
Porous Media Corp.      Certain assets purchased       Minnesota      November 13, 1995       1803400 and
                        from Porous Media (subject                                            1803401
                        to partial release or
                        amendment pursuant to
                        Section 4.1 hereof)

                                   Schedule 7.2 to Credit and Security Agreement

                      Permitted Indebtedness and Guaranties

                                  Indebtedness

                         Principal Amount
                       --------------------
Creditor               Maximum      Minimum    Maturity Date   Monthly Payment      Collateral
--------               -------      -------    -------------   ---------------      ----------
Porous Media Corp.     $90,863      $65,863       12/31/00            *             All assets purchased
                                                                                    from Porous Media

* Quarterly payment varies. Royalty payment is based on 3% of quarterly sales achieved.

                                   Guaranties

                                      NONE